Exhibit 99.1

Davion Healthcare

Declaration of Conformity

Regulation (EU) 2017/745 of the European Parliament and of the Council of 5 April 2017 concerning Medical Devices

This Declaration of Conformity is issued under the sole responsibility of the Manufacturer.

The undersigned declares that the products described in this document meet the requirements of Regulation (EU) 2017/745 that apply to them and the CE Mark may be affixed.

Product Name / Catalog Number:	BREAST CHECK ™
Legal Manufacturer: (Name on Label)	**Davion Healthcare PLC** Victory House 205 Archbishop Makarios Avenue 3030 Limassol Cyprus
Basic UDI-DI:	**506101856BREASTCHECKGY**
Variants:	BREAST CHECK ™ Single Variant Product
Intended Purpose:	BREAST CHECK ™ is intended to measure skin temperature differentials across the breasts of females.
MDR Classification:	Class I (Rule 1)
Medical Device Regulation Assessment Route:	Self-certification - In conformity with Annex IX of the Medical Device Regulation 2017/745

Name Jack Kaye **Position** Chief Executive Officer

Signed /s/ **Date** 29/08/2023 **Place** Cyprus

Who is the natural and legal person with responsibility for the design, manufacture, packaging and labelling before the device is placed on the market under this manufacturer's name regardless of whether these operations are carried out by the manufacturer or on their behalf by a third party.

Version: 01
Date: 29 August 2023

Page 1 of 2

Appendix I – Applicable Standards This present declaration is also in conformity with the following European standards and Common Specifications (CS): Version: 01 Date: 29 August 2023 Page 2 of 2 Description Standard/CS/Document Name Regulation (EU) 2017/745 of the European Parliament and of the Council of 5 April 2017 concerning Medical Devices 2017/745 Information supplied by the manufacturer of medical devices EN 1041:2008 Medical Devices – Quality Management Systems – Requirements for Regulatory Purposes EN ISO 13485:2016 Medical Devices – Application of Risk Management to Medical Devices EN ISO 14971:2019 Medical Devices – Symbols to be used with medical device labels, labelling and information to be supplied – Part 1 General Requirements EN ISO 15223 - 1:2021 Appendix II – Product Listing/Schedule EMDN Code Device Name V030199 Body Temperature Measuring Devices – Other BREAST CHECK TM Version History Description Date Compiled by Version New document 29 AUG 2023 A Micklethwaite 1